Exhibit 23.2

[Logo of Crowe Chizek and Company LLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Claymont Steel Holdings, Inc. (formerly CitiSteel USA Holdings, Inc.) on Form S-1, of our report date July 27, 2006, on the 2005 and 2004 consolidated financial statements of Claymont Steel Holdings, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Lexington, Kentucky

August 4, 2006